UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2008

CHANCERY RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

000-53142
 (Commission File Number)

26-4567259
 (IRS Employer Identification No.)

4400 Westgrove Drive, Suite 104, Dallas, Texas 75001
 (Address of principal executive offices and Zip Code)

214-288-9897
 Registrant's telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 3rd, 2009, Vincent Higgins was appointed as independent director of our company.

Subsequent to such appointment, on August 4, 2009, Juan Restrepo Gutierrez resigned as chief executive officer and remains as chief operations officer, secretary and director of our company and Rafael A. Pinedo was appointed chief executive and ratified as president.

Mr. Higgins, age 43, is recognized international leader in training, leadership development, and multicultural team building.  Founded the Institute for Effective Leadership. Served as the Director of the Lumen Institute, Dallas, Texas and founded the Dallas branch.  Trilingual: English, Spanish, and Italian. Extensive experience in operations and growth of international non-profit organizations including institutional fundraising and networking. Obtained undergraduate degree in Physics, Summa Cum Laude at the University of Dallas, TX. Doctoral track in High Energy Physics, at Purdue University, West Lafayette, Indiana and degrees in Philosophy and Theology at the Pontifical University Regina Apostolorum, in Rome, Italy.

There are no family relationships with any of our directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANCERY RESOURCES, INC.

/s/ Rafael A. Pinedo
Rafael A. Pinedo
President and Director

Date: August 11th, 2009